As filed with the Securities and Exchange Commission on February 25, 2016.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HSBC Holdings plc

(Exact name of Registrant as specified in its charter)

England	98-0209906
(Jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

8 Canada Square

London E14 5HQ

England

Tel. No.: (011-44-20) 7991-8888

(Address and telephone number of Registrant’s principal executive offices)

Stuart Alderoty

HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY 10018

Tel. No.: (212) 525 5000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

David I. Gottlieb, Esq.

Cleary Gottlieb Steen & Hamilton LLP

55 Basinghall Street

London EC2V 5EH

England

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Debt securities Contingent Convertible Securities Preference Shares, $0.01 par value(3) Ordinary Shares, $0.50 par value(4)
Total	(2)	—	$1	$0

(1)	The amount to be registered, proposed maximum aggregate price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, and Rule 457(o) under the Securities Act. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities and may be offered or sold by affiliates of the registrant in market-making transactions.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement will include $30,000,000,000 in maximum aggregate offering price of unsold securities that were previously registered on the registration statement on Form F-3 (File No. 333-202420) filed on March 2, 2015, as amended by Post-Effective Amendment No. 1 filed on February 25, 2016 (the “Prior Registration Statement’’), for which the registrant paid a registration fee of $3,021,000. In accordance with Rule 415(a)(6) under the Securities Act, all of the unused amount of such registration fee, at the time of effectiveness of this registration statement, will be applied to pay the registration fee payable with respect to the securities under this registration statement. In accordance with SEC rules, the registrant may continue to use the Prior Registration Statement to offer and sell any unsold securities during the grace period afforded by Rule 415(a)(5). At such time as the registrant requests effectiveness of this registration statement, the registrant will identify in a pre-effective amendment to this registration statement any unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the amount of any new securities to be registered. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(3)	The Preference Shares are being registered solely in connection with market-making transactions with respect to the outstanding 52,200,000 American Depositary Shares, Series A (each representing one-fortieth of a share of 6.20% Non-cumulative Dollar Preference Shares, Series A). The Preference Shares will be represented by American Depositary Shares. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of Preference Shares have been registered pursuant to Registration Statement on Form F-6 No. 333-128246.
(4)	The Ordinary Shares are being registered solely in connection with the registration of the Contingent Convertible Securities and the Ordinary Shares we may issue in connection with the conversion of such Contingent Convertible Securities pursuant to the terms thereof.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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EXPLANATORY NOTE

The prospectus contained herein relates to both of the following:

•	the initial offering of dated subordinated debt securities, undated subordinated debt securities, senior debt securities and contingent convertible securities of HSBC Holdings plc on a continuous or delayed basis; and

•	market-making transactions that may occur on a continuous or delayed basis in (1) the dated subordinated debt securities, undated subordinated debt securities, senior debt securities or contingent convertible securities after they are initially offered and sold, (2) the dated subordinated debt securities, undated subordinated debt securities, senior debt securities or contingent convertible securities in one or more of the same classes that were initially registered under registration statements previously filed by HSBC Holdings plc and (3) the outstanding 52,200,000 American Depositary Shares, Series A (each representing one-fortieth of a share of 6.20% Non-cumulative Dollar Preference Shares, Series A) that were initially registered under HSBC Holdings plc’s registration statement on Form F-3 (File No. 333-92024) dated November 25, 2002.

When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 25, 2016

HSBC Holdings plc

$

Subordinated Debt Securities

Senior Debt Securities

Contingent Convertible Securities

Ordinary Shares

Non-cumulative Dollar-denominated Preference Shares

American Depositary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus:

•	dated subordinated debt securities;

•	undated subordinated debt securities (together with the dated subordinated debt securities, the “subordinated debt securities”);

•	senior debt securities (together with the subordinated debt securities, the “debt securities”);

•	contingent convertible securities;

•	ordinary shares of $0.50 nominal value each, which will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities); and

•	non-cumulative dollar-denominated preference shares of $0.01 nominal value each, which will be represented by American depositary shares and offered and sold solely in connection with market-making transactions.

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities, contingent convertible securities, preference shares or ordinary shares unless accompanied by a prospectus supplement.

The debt securities and contingent convertible securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such debt securities or contingent convertible securities.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 5 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is February     , 2016.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (iv) persons to whom an engagement or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted upon or relied on by persons who are not relevant persons. Any securities will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

This prospectus has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of securities in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Member State, from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so (i) in circumstances in which no obligation arises for the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Member State, such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable, and the issuer has consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither the issuer nor any underwriter have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for use or any underwriter to publish or supplement a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Member State.

In connection with any issue of securities through this prospectus, the person(s) (if any) named as the stabilizing manager(s) in the applicable prospectus supplement (the “stabilizing manager”) (or any person acting for it) may over-allot securities (provided that, in the case of any offering of securities to be admitted to trading on a regulated market as defined in the Market Abuse Directive, the aggregate principal amount of securities allotted does not exceed 105 per cent of the aggregate principal amount of securities subject to the offering, or 115 per cent of such amount where Article 11 of Regulation 2273/2003/EC applies and there is a “greenshoe option” as defined in that Regulation) or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of a stabilizing manager) will undertake stabilization action. Any stabilization may begin on or after the date on which adequate public disclosure of the terms of any offer of the relevant securities is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issuer receives the proceeds of the issue and 60 days after the date of the allotment of any relevant securities, or, if the securities are to be admitted to trading on a regulated market, no later than 30 days after the commencement of trading of the securities on such regulated market. Any stabilization action or over-allotment must be conducted by the relevant stabilizing manager (or persons acting on behalf of a stabilizing manager) in accordance with all applicable laws and rules.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

As used in this prospectus and in any prospectus supplement, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc, and the terms “HSBC Group” and “HSBC” mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term “IFRSs” means International Financial Reporting Standards.

In this prospectus and any prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the Member States of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the United Kingdom and (iv) “CAD” is to the lawful currency of Canada.

PRESENTATION OF FINANCIAL INFORMATION

The consolidated financial statements of the HSBC Group have been prepared in accordance with IFRSs, as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. At December 31, 2015, there were no unendorsed standards effective for the year ended December 31, 2015 affecting these consolidated financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2015 were prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2015 filed with the SEC on February 25, 2016 and under “Risk Factors” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

•	Annual Report on Form 20-F for the year ended December 31, 2015;

•	any future Reports on Form 6-K that indicate they are incorporated into this registration statement;

•	any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44 20-7991-8888

HSBC Holdings plc

c/o HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY, 10018

Attn: Company Secretary

Tel: +1 212-525-5000

We will provide to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” and the depositary referred to under “Description of Preference Share ADSs” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee and the depositary with interim reports, which will include unaudited interim consolidated financial information prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. The trustee and the depositary, as appropriate, will make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

HSBC is one of the largest banking and financial services organizations in the world. As at December 31, 2015, we had total assets of US$2,410 billion and total shareholders’ equity of US$188 billion. For the year ended December 31, 2015, our operating profit was US$16,311 million on total operating income of US$71,092 million. We are a strongly capitalized banking group with a CRD IV common equity tier 1 ratio (end-point basis) of 11.9% as at December 31, 2015.

Headquartered in London, HSBC operates through long-established businesses and has an international network of over 4,700 branches in 71 countries and territories in five geographical regions: Europe; Asia; the Middle East and North Africa; North America and Latin America. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2015 filed with the SEC on February 25, 2016, including the section entitled “Risk Factors” on pages 108 through 192 and Note 40 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 445 through 454, which is incorporated by reference in this prospectus, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.

Risks Relating to the Securities

Under the terms of the debt securities and contingent convertible securities you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

You will agree to be bound by the exercise of any UK bail-in power. Specifically, by your acquisition of the debt securities and/or the contingent convertible securities, you (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities and/or the contingent convertible securities or the relevant indenture or any other agreements, arrangements or understandings between us and you, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority (as such terms are defined herein) and (b) the variation of the terms of the debt securities and/or the contingent convertible securities or the relevant indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, you (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities and/or the contingent convertible securities. See “Description of Debt Securities—Agreement with Respect to the Exercise of the UK Bail-in Power” and “Description of Contingent Convertible Securities—Agreement with Respect to the Exercise of the UK Bail-in Power.”

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding debt securities and contingent convertible securities or the securities into which the debt securities and contingent convertible securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter (as described under “—Risks Relating to the Securities—The debt securities and contingent convertible securities are the subject of the UK bail-in power, which may result in such debt securities and contingent convertible securities being written down to zero or converted into other securities, including unlisted equity securities”).

As used in this prospectus, a “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of Directive 2014/59/EU, as amended from time to time (the “BRRD”), including but not limited to the Banking Act and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised. A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the Prudential Regulation Authority (the “PRA”), as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies; and (iii) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

The debt securities and contingent convertible securities are the subject of the UK bail-in power, which may result in such debt securities and contingent convertible securities being written down to zero or converted into other securities, including unlisted equity securities.

On January 1, 2015, the UK Banking Act 2009, as amended (the “Banking Act”), and other primary and secondary legislative instruments were amended to give effect to the BRRD in the UK. The stated aim of the BRRD is to provide supervisory authorities, including the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses.

As the parent company of a UK bank, we are subject to the Banking Act, which gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (the “BoE”), the PRA and the Financial Conduct Authority in circumstances where a UK bank has encountered or is likely to encounter financial difficulties.

As a result, the debt securities and contingent convertible securities are subject to existing UK bail-in powers under the Banking Act, and may be subject to future UK bail-in powers under existing or future legislative and regulatory proposals, including measures implementing the BRRD. In particular, the Banking Act was amended to implement the power to write-down and convert capital instruments (the “capital instruments write-down and conversion power”) and a “bail-in” tool, both of which may be exercised by the BoE (as the relevant UK resolution authority) and form part of the UK bail-in power.

The capital instruments write-down and conversion power may be exercised independently of, or in combination with, the exercise of a resolution tool (other than the bail-in tool, which would be used instead of the capital instruments write-down and conversion power), and it allows resolution authorities to cancel all or a portion of the principal amount of capital instruments and/or convert such capital instruments into common equity Tier 1 instruments when an institution is no longer viable. The point of non-viability for such purposes is the point at which the BoE or PRA determines that the institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments are written down or extraordinary public support is provided and without such support the appropriate authority determines that the institution would no longer be viable. The BoE will exercise the capital instruments write-down and conversion power in accordance with the priority of claims under normal insolvency proceedings such that common equity Tier 1 items will be written down before additional Tier 1 and Tier 2 instruments, successively, are written down or converted into common equity Tier 1 instruments. The capital instruments write-down and conversion power does not include a safeguard designed to leave a creditor in a position that is no worse than if an institution had entered insolvency immediately before the exercise thereof.

Similarly, where the conditions for resolution exist, the BoE may use the bail-in tool (individually or in combination with other resolution tools under the Banking Act) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity. In addition, the BoE may use the bail-in tool to, among other things, replace or substitute the issuer as obligor in respect of debt instruments, modify the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of financial instruments. The BoE must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) eligible senior claims. Unlike the capital instruments write-down and conversion power, the bail-in tool has a safeguard designed to leave no creditor worse off than in the case of insolvency. However, due to the discretion afforded to the BoE, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the UK bail-in on other creditors who have been excluded such as you.

As a result, the debt securities and contingent convertible securities will be subject to the capital instruments write-down and conversion power or the bail-in tool and may be subject to a partial or full write-down or conversion to common equity Tier 1 instruments.

Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise, we do not expect any securities issued upon conversion of the debt securities or contingent convertible securities to meet the listing requirements of any securities exchange, and we expect our outstanding listed securities to be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of the debt securities or contingent convertible securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the New York Stock Exchange, our ordinary shares listed on the London Stock Exchange or otherwise or any securities listed on the Global Exchange Market of the Irish Stock Exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of the debt securities or contingent convertible securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the debt securities or contingent convertible securities to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the debt securities and/or contingent convertible securities, subject to the terms of the relevant indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding securities or securities into which the debt securities or contingent convertible securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, the debt securities and contingent convertible securities are not necessarily expected to follow the trading behavior associated with other types of securities. See also, “—Risks Relating to the Securities—Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the debt securities or contingent convertible securities.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including debt securities and contingent convertible securities) and to the broader resolution powers of the relevant UK resolution authority. For example, although under the Banking Act the BoE’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the BoE considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including debt securities and contingent convertible securities). Accordingly, you may have limited or circumscribed rights to challenge any decision of the BoE or other relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the securities.

In addition to the capital instruments write-down and conversion power and the bail-in tool, the Banking Act also includes powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the securities offered hereby), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a UK bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the securities, and the value of your securities may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolutions tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your securities.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities if such powers were exercised.

For example, although the exercise of the capital instruments write-down and conversion power and other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the BoE would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the BoE to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the BoE’s resolution powers will result in a principal write-off or conversion to equity. As a result, you may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the securities.

Accordingly, it is not yet possible to assess the full impact of the exercise of the UK bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in our securities and/or our ability to satisfy our obligations under our securities.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes and to strengthen further the capital base of HSBC Holdings.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at December 31, 2015:

		Issued and fully paid
		US$m
	Called up Share Capital
	Ordinary shares (of nominal value US$0.50 each)	9,842

US$1,450m	Preference shares (of nominal value US$0.01 each) - 6.20% non-cumulative dollar
	preference shares, Series A—aggregate redemption price	1,450

		Carrying Amount
		US$m
	Other Equity Instruments
US$3,800m	8.00% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$2,450m	6.375% perpetual subordinated contingent convertible securities	2,459
US$2,250m	6.375% perpetual subordinated contingent convertible securities	2,244
US$2,200m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133
€1,500m	5.25% perpetual subordinated contingent convertible securities	1,943
€1,000m	6.00% perpetual subordinated contingent convertible securities	1,121
US$1,500m	5.625% perpetual subordinated contingent convertible securities	1,494
		15,112

		Carrying Amount
		US$m
	Subordinated Liabilities
	Undated Subordinated Loan Capital of Subsidiary Undertakings
US$750m	Undated floating rate primary capital notes	750
US$500m	Undated floating rate primary capital notes	500
US$400m	Primary capital undated floating rate notes	401
US$400m	Primary capital undated floating rate notes (third series)	400
US$300m	Undated floating rate primary capital notes, Series 3	300
		2,351

	Subordinated Loan Capital of HSBC Holdings plc
US$2,500m	6.5% subordinated notes 2037	3,085
€1,750m	6.0% subordinated notes 2019	2,284
€1,600m	6.25% subordinated notes 2018	1,748
€1,500m	3.0% subordinated notes 2025	1,691
€1,500m	3.375% callable subordinated notes 2024*	1,694
US$2,000m	4.25% subordinated notes 2024*	2,078
US$2,000m	6.5% subordinated notes 2036	2,029
£900m	6.375% callable subordinated notes 2022	1,432
US$1,500m	5.25% subordinated notes 2044*	1,735
US$1,500m	6.8% subordinated notes 2038	1,487
US$1,500m	4.25% subordinated notes 2025	1,529
£900m	6.0% subordinated notes 2040	1,310
£750m	7.0% subordinated notes 2038	1,159
£650m	5.75% subordinated notes 2027	1,079
£650m	6.75% subordinated notes 2028	955
US$488m	7.625% subordinated notes 2032	531
US$222m	7.35% subordinated notes 2032	278

		26,104

		Carrying Amount
		US$m
	Subordinated Loan Capital of Subsidiary Undertakings
US$2,939m	6.676% senior subordinated notes 2021	2,188
US$1,250m	4.875% subordinated notes 2020	1,258
£700m	5.844% non-cumulative step-up perpetual preferred securities	1,038
€750m	5.13% non-cumulative step-up perpetual preferred securities**	856
US$1,000m	5.875% subordinated notes 2034	1,142
£600m	4.75% subordinated notes 2046	879
US$900m	10.176% non-cumulative step-up perpetual preferred securities, series 2**	891
£500m	5.375% subordinated notes 2033	846
US$750m	5.625% subordinated notes 2035	850
US$750m	5.00% subordinated notes 2020	747
US$700m	7.00% subordinated notes 2039	691
£350m	5.00% callable subordinated notes 2023	562
£350m	5.375% callable subordinated step-up notes 2030	569
£300m	5.862% non-cumulative step-up perpetual preferred securities	488
US$500m	6.00% subordinated notes 2017	502
£300m	6.50% subordinated notes 2023	444
CAD400m	4.80% subordinated debentures 2022	298
US$300m	7.65% subordinated notes 2025	386
£225m	6.25% subordinated notes 2041	332
US$300m	Non-convertible subordinated obligations 2019	240
US$250m	7.20% subordinated debentures 2097	220

	Other subordinated liabilities less than US$200m	1,330
		16,757

		Carrying Amount
		US$m
	Minority Interests
US$575m	6.36% non-cumulative preferred stock, Series B	559
US$518m	Floating rate non-cumulative preferred stock, Series F	518
US$374m	Floating rate non-cumulative preferred stock, Series G	374
US$374m	6.50% non-cumulative preferred stock, Series H	374
	Other preference shares issued by subsidiary undertakings less than US$200m	252

		2,077

		Carrying Amount
		US$m
	Senior Indebtedness of HSBC Holdings plc
US$2,500m	Fixed rate notes 2021	2,819
US$2,000m	Fixed rate notes 2022	2,126
€850m	Fixed rate notes 2016	960
£650m	Fixed rate notes 2024	960
US$900m	Fixed rate notes 2022	1,009
US$750m	Fixed rate notes 2042	983

		8,857

Carrying Amount
US$m
Held for Sale securities
Total from Brazil***	126

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.
(2)	HSBC Holdings has two outstanding series of exchangeable bonds: US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8% perpetual subordinated capital securities, Series 2. HSBC Holdings has five outstanding series of contingent convertible securities: US$2,250 million 6.375% perpetual subordinated contingent convertible securities, €1,500 million 5.625% perpetual subordinated contingent convertible securities, US$1,500 million 5.25% perpetual subordinated contingent convertible securities, US$2,450 million 6.375% perpetual subordinated contingent convertible securities and €1,000 million 6.0% perpetual subordinated contingent convertible securities.
(3)	Reserves include share premium, retained earnings, available-for-sale fair value reserve, cash flow hedging reserve, foreign exchange reserve and merger reserve.
(4)	As of 22 February 2016, 1,200,551 ordinary shares of US$0.50 each have been issued since December 31, 2015 as a result of the exercise of employee share options.
(5)	HSBC has prepared its consolidated financial statements in accordance with IFRSs. HSBC has adopted the “Amendment to IAS39: The Fair Value Option”. As a result, as at December 31 2015, US$22,510 million of subordinated loan capital and US$7,897 million of senior indebtedness above are designated at fair value. The 3.375% callable subordinated notes 2024, 4.25% subordinated notes 2024 and 5.25% subordinated notes 2044 (* above) are measured at amortized cost in HSBC Holdings, where the interest rate risk is hedged using a fair value hedge, while it is measured at fair value in HSBC.
(6)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each benefit from a subordinated guarantee by HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (** above) each benefit from a subordinated guarantee by HSBC Holdings. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within HSBC.
(7)	As at December 31, 2015, HSBC had other indebtedness of US$2,158,069 million (including deposits by banks of US$54,371 million, customer accounts of US$1,289,586 million, trading liabilities of US$141,614 million, debt securities in issue of US$80,092 million, derivatives of US$281,071 million and other liabilities of US$311,335 million) and contingent liabilities and contractual commitments of US$752,775 million (comprising guarantees of US$85,855 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$655,281 million and other contingent liabilities and commitments of US$11,639 million).
(8)	Included above for noting (***) are securities held for sale of US$126 million.

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings’ subsidiary undertakings since December 31, 2015.

The following exchange rates as at December 31, 2015 have been used in the table above: €1.00 =US$1.08830; £1.00 = US$1.48215; US$1.00 = CAD1.38630.

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject and are qualified by reference to all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

•	whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	specific redemption terms;

•	whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series will be payable;

•	whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities) (a “solvency condition”);

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such debt securities;

•	the form in which such debt securities are to be issued;

•	the denominations in which such debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•	if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•	whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon will be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other or different events of default;

•	provisions, if any, for the exchange, modification or conversion of such debt securities;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other terms of the series.

Debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within ten years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest will have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the debt securities will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC or (3) the applicable prospective supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of subordinated dated debt securities and senior debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Undated Subordinated Debt Securities. We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable payment date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Additional Amounts

Senior Debt Securities and Undated Subordinated Debt Securities

Unless otherwise specified in the prospectus supplement with respect to the senior debt securities or undated subordinated debt securities of any series, all amounts of principal of (and premium, if any, on) and interest and related deferred payments and missed payments on senior debt securities or undated subordinated debt securities will be paid by us without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding will at any time be required by the United Kingdom or any such subdivision or authority, we will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the senior debt securities or undated subordinated debt securities, as applicable, or the trustee, after such deduction or withholding, will equal the respective amounts to which the holders of the senior debt securities or undated subordinated debt securities, as applicable, or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of the senior debt securities or undated subordinated debt securities, as applicable, is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a debt security, or the collection of principal, premium, if any, interest and missed payments on, or the enforcement of, a debt security; or

•	would not be payable or due but for the fact that the relevant senior debt security or undated subordinated debt security, as applicable, or coupon or other means of payment of interest or missed payments in respect of senior debt securities or undated subordinated debt securities, as applicable, (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period; or

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	would not have been imposed if presentation for payment of the relevant senior debt securities or undated subordinated debt securities, as applicable, had been made to a paying agent other than the paying agent to which the presentation was made; or

•	is imposed because of the failure to comply by the holder or the beneficial owner of the senior debt securities or undated subordinated debt securities, as applicable, or the beneficial owner of any payment on such senior debt securities or undated subordinated debt securities, as applicable, with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect any combination of the above items.

Dated Subordinated Debt Securities

Unless otherwise specified in the prospectus supplement with respect to the dated subordinated debt securities of any series, all payments by us of principal of (and premium, if any, on) and interest on any such dated subordinated debt securities will be made without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or of any other jurisdiction through which such payments are made by us or on our behalf, unless required by law. If such deduction or withholding will at any time be required by the law of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), we will pay additional amounts as may be necessary so that the net amount (including additional amounts) paid to the holders or beneficial owners of dated subordinated debt securities, after such deduction or withholding, will be equal to the amount to which the holders or beneficial owners of dated subordinated debt securities would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of such dated subordinated debt securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction, other than the holding or ownership of a dated subordinated debt security, or the collection of principal (or premium, if any, on) or interest payments on, or the enforcement of, a dated subordinated debt security;

•	would not be payable or due but for the fact that the relevant dated subordinated debt securities or interest payment in respect of the dated subordinated debt securities (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period;

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	would not have been imposed if presentation for payment of the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•	is imposed because of the failure to comply by the noteholder or the beneficial owner or the beneficial owner of any payment on such dated subordinated debt securities with a request from us addressed to the holder or the beneficial owner of such dated subordinated debt securities, including a written request from us related to a claim for relief under any applicable double tax treaty:

•	to provide information concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the holder or the beneficial owner of the date subordinated debt securities; or

•	to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

All payments in respect of the dated subordinated debt securities will be made subject to any withholding or deduction required pursuant to the US Foreign Account Tax Compliance Act (“FATCA”), and we will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.

General

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

References in this prospectus to principal of (and premium, if any, on) and interest on debt securities will be deemed also to refer to any additional amounts which may be payable under the foregoing provisions.

Redemption

In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)	in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “Additional Amounts” above provided such obligation results from a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (the “taxing jurisdictions”), or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)	the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the taxing jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Any redemption of the undated subordinated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the PRA at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the PRA.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any senior debt security or any dated subordinated debt security or change the terms of any undated subordinated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated subordinated debt security;

•	reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•	change the place of payment or currency in which any payment of the principal (premium, if any), any interest or any missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•	change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated subordinated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•	modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordinated Debt Securities—Subordination, Defaults and Events of Default

The subordinated debt securities will be our direct, unsecured obligations, and the subordinated debt securities of a series will rank equally and ratably without any preference among themselves. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the subordinated debt securities as described below under “—Subordination; Dated Subordinated Debt Securities” and “—Subordination; Undated Subordinated Debt Securities.”

The maturity of the subordinated debt securities will be subject to acceleration only in the event of our winding up or if an effective resolution is validly adopted by our shareholders for our winding up. See “—Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities. The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated subordinated debt securities) or pari passu therewith. The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales.

Subordination; Undated Subordinated Debt Securities. The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in our capital having a preferential right to a return of assets in such winding up over the holders of all other classes of shares in our capital for the time being issued and outstanding; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to subordinated debt securities of a series, subject to certain exceptions, it will be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may, and if so requested by the holders of at least 25% in principal amount of the outstanding debt securities of such series will, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to dated subordinated debt securities of a series if:

•	any installment of interest upon any dated subordinated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

•	all or any part of the principal of (or premium, if any, on) any dated subordinated debt security of such series as and when the same will become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for seven days.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to undated subordinated debt securities of a series if:

•	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

•	all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of, such undated subordinated debt securities is not paid when due and such failure continues for seven business days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series or declare the principal of (or premium, if any, on) and any accrued but unpaid interest of the undated subordinated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which any solvency condition is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities will not be a default in respect of such debt securities if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•	in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 or seven days, as the case may be, with respect to the dated subordinated debt securities, or 30 or seven business days, as the case may be, with respect to the undated subordinated debt securities, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 or seven business days, as the case may be, with respect to the dated subordinated debt securities, or 30 or seven business days, as the case may be, with respect to the undated subordinated debt securities, after the trustee gives written notice to us informing us of such resolution.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default or a default under the relevant indenture, as the case may be, specifying any such event of default or default.

Senior Debt Securities—Defaults and Events of Default

The senior debt securities will be our direct, unsecured obligations and rank on a parity with our other senior indebtedness, and the senior debt securities of a series will rank equally and ratably without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities.

The maturity of the senior debt securities will be subject to acceleration only as specified under “—Defaults and Events of Default” below.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt security, it will be a default with respect to senior debt securities of a series if:

•	an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	failure to pay principal or premium, if any, on any senior debt security of such series at maturity, and such default continues for a period of 30 days; or

•	failure to pay any interest on any senior debt security of such series when due and payable, which failure continues for 30 days.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may, and if so requested by the holders of at least 25% in principal amount of the outstanding senior debt securities of such series will, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the senior debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Set-off

To the fullest extent permitted by law, holders of subordinated debt securities, in respect of any claims of such holders to payment of any principal, premium or interest in respect of any subordinated debt securities, by their acceptance thereof, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Holders of subordinated debt securities, by their acceptance thereof, will covenant and agree that if, on our winding up, they receive any sums by way of set-off, they will hold such sums on trust for our creditors that are senior to the subordinated debt securities and will, without undue delay, pay such sums to the liquidator to apply in payment of claims of such creditors.

Waiver of Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any installment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it. Upon any such waiver, such event of default or default will cease to exist, and any event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other event of default or default or impair any right consequent thereon.

Limitation on Remedies and Suits

No remedy against us other than as specifically provided by the relevant indenture will be available to the trustee or the holders of debt securities whether for the recovery of amounts owing in respect of such debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such debt securities or otherwise.

No holder of debt securities will be entitled to proceed directly against us, except as described below.

Before a holder of any debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	The holder must give the trustee written notice that a default or an event of default has occurred and remains uncured.

•	The holders of not less than a majority in outstanding principal amount (or, in the case of an index-linked debt security, the face amount) of the debt securities of the relevant series must make a written request that the trustee take action because of the event of default, and the holder must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount (or, in the case of an index-linked debt security, the face amount) of all outstanding debt securities of the relevant series during that period.

Notwithstanding any other provision of the indentures or debt securities, the right of any holder of debt securities to receive payment of the principal of (and premium, if any, on), or interest on, such debt securities on or after the due dates thereof and to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided, that:

•	the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we will, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom); and

•	immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, either

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not theretofore delivered to the trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose (x) US dollars in an amount, (y) US government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the debt securities of such series in accordance with the terms of such debt securities of such series.

Any discharge will be subject to the consent of the PRA, if required.

If so specified in the applicable prospectus supplement with respect to dated subordinated securities or senior debt securities of a series that are payable only in US dollars at our option, (i) we will be discharged from any obligations with respect to the dated subordinated securities or the senior debt securities of any series, as applicable, or (ii) we will cease to comply with the obligation to furnish to the trustee upon its request compliance certificates or opinions of counsel (“covenant defeasance”) (and any other restrictive covenant added in the prospectus supplement for the benefit of such series) if:

•	we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated subordinated debt securities or senior debt securities of such series, as applicable, in accordance with the terms of such dated subordinated debt securities or senior debt securities of such series, as applicable;

•	no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated subordinated debt securities or senior debt securities of such series, as applicable, will have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the PRA, if required.

Conversion

The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such debt securities.

Except as otherwise specified in the prospectus supplement relating to a particular series of undated subordinated debt securities, we will have the option to convert, in whole but not in part, the undated subordinated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Trustee’s Duties

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event an event of default or default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the relevant indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If an event of default or default occurs and is continuing with respect to the debt securities of a series, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the relevant indenture at the request or direction of any of the holders of debt securities of such series, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, (i) this direction must not be in conflict with any rule of law or the relevant indenture and (ii) the trustee will have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer of the trustee, determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction. The trustee also may take any other action it deems proper, which is not inconsistent with such direction.

The trustee will, within 90 days after the occurrence of an event of default or default with respect to the debt securities of a series, give to the holders of the affected debt securities of such series notice of such event of default or default, unless such event of default or default has been cured or waived. However, the trustee will be protected in withholding such notice so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee reasonably determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

Agreement with Respect to the Exercise of UK Bail-in Power

The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities or the relevant indenture or any other agreements, arrangements, or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordinated Debt Securities—Subordination, Defaults and Events of Default”.

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indentures or the debt securities of any series and have appointed HSBC Bank USA, National Association, as agent for service of process.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

Contingent convertible securities offered through this prospectus will be issued under a contingent convertible securities indenture between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The following summary of certain provisions of the contingent convertible securities and the contingent convertible securities indenture and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the contingent convertible securities and the contingent convertible securities indenture.

General

The contingent convertible securities indenture does not limit the amount of contingent convertible securities that we may issue under it and provides that we may issue contingent convertible securities from time to time in one or more series.

The contingent convertible securities will be our direct and unsecured obligations. The contingent convertible securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any manner.

Please refer to the prospectus supplement relating to the particular series of contingent convertible securities offered through this prospectus for the following terms, where applicable, of such contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	if the amounts of payments of principal of (and premium, if any) or interest, if any, on the contingent convertible securities may be determined with reference to an index or are otherwise not fixed on the issue date thereof, the manner in which such amounts will be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	under what conditions, if any, another issuer may be substituted for HSBC Holdings as the issuer of the contingent convertible securities;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	whether any premium, upon redemption or otherwise, will be payable by us;

•	whether the contingent convertible securities are to be issued as discount securities and the terms and conditions of any such discount securities;

•	provisions, if any, for the discharge and defeasance of the contingent convertible securities;

•	the obligation, if any, to redeem or purchase contingent convertible securities pursuant to any sinking fund or analogous provisions or at the option of the holders of such contingent convertible securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such contingent convertible securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities;

•	the dates and places at which any payments are payable;

•	the places where notices and demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of HSBC Holdings (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but will not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	whether we may conduct an offer of Conversion Securities after any conversion of the contingent convertible securities in order to deliver cash proceeds to holders of contingent convertible securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the holder of contingent convertible securities, if the contingent convertible securities are redeemed before their stated maturity, if any, or accelerated, or for which the trustee will be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•	any other or different contingent convertible events of default (as defined under “Contingent Convertible Events of Default”), other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the applicable contingent convertible securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay contingent convertible additional amounts (as defined under “Additional Amounts”) on the contingent convertible securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•	whether holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by us arising under, or in connection with, the contingent convertible securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	what we believe are any additional material US federal and UK tax considerations;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other or different terms of the contingent convertible securities.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the contingent convertible securities initially will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”), and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the contingent convertible securities. Unless and until the contingent convertible securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive contingent convertible securities (see “—Definitive Contingent Convertible Securities”), the global contingent convertible securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the contingent convertible securities will be cleared through DTC only. In such event, beneficial interests in the global contingent convertible securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global contingent convertible security, the depositary or its nominee will be considered the sole holder of such global contingent convertible security for all purposes under the contingent convertible securities indenture. Except as described below under the heading

“—Definitive Contingent Convertible Securities,” no participant, indirect participant or other person will be entitled to have contingent convertible securities registered in its name, receive or be entitled to receive physical delivery of contingent convertible securities in definitive form or be considered the owner or holder of the contingent convertible securities under the contingent convertible securities indenture. Each person having an ownership or other interest in contingent convertible securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the contingent convertible securities indenture or the contingent convertible securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Contingent Convertible Security. Payments of any amounts in respect of any global contingent convertible securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of contingent convertible securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global contingent convertible security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global contingent convertible security and by the owners of interests in the contingent convertible securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global contingent convertible security or interests in the contingent convertible securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the contingent convertible securities and settlement of any secondary market trades in the contingent convertible securities will be made in same-day funds. The contingent convertible securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Contingent Convertible Securities. Owners of interests in the contingent convertible securities will not be entitled to receive definitive contingent convertible securities in registered form in respect of such interest unless: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the contingent convertible securities of such series or the contingent convertible securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days, (2) a contingent convertible event of default has occurred and is continuing and the registrar has received a request from DTC, (3) we, at our option and sole discretion, determine that a global contingent convertible security should be exchanged for definitive contingent convertible securities or (4) the applicable prospective supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive contingent convertible securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive contingent convertible securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Payments of interest, principal and premium (if any), on any particular series of contingent convertible securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the contingent convertible securities of such series.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, all payments by us of principal and interest in respect of the contingent convertible securities will be made without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature, present or future, as are imposed or levied by or on behalf of the United Kingdom (or any authority or political subdivision therein or thereof having power to tax) unless we are required by law to withhold or deduct any such taxes, duties, assessments or governmental charges.

In that event, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts (the “contingent convertible additional amounts”) as may be necessary in order that the net amounts received by the holders of contingent convertible securities after such withholding or deduction will equal the respective amounts of principal and interest that would have been received in respect of the contingent convertible securities in the absence of such withholding or deduction; provided that (unless the relevant prospectus supplement provides otherwise) no such contingent convertible additional amounts will be payable with respect to any contingent convertible security:

(a)	to, or to a third party on behalf of, a holder of contingent convertible securities who is liable to such taxes, duties, assessments or governmental charges in respect of such contingent convertible securities by reason of the holder of contingent convertible securities having some connection with the United Kingdom other than the mere holding of such contingent convertible securities;

(b)	unless the holder of contingent convertible securities is unable to avoid such withholding or deduction by satisfying any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to a paying agent or the relevant tax authorities (as applicable) or by notifying (and/or presenting evidence of such notification to) any tax authorities of such payment of principal or interest or by presenting the relevant contingent convertible securities at the specified office of another paying agent (whether within or outside the European Union);

(c)	more than 30 days after the date on which such payment first becomes due; or

(d)	to, or to a third party on behalf of, a holder of contingent convertible securities who is not the sole beneficial owner of the contingent convertible securities, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; or

(e)	where such withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC (as amended from time to time) or any other EU directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives.

We will agree in the contingent convertible securities indenture that at least one paying agent for the contingent convertible securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in an EU Member State that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the contingent convertible securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any contingent convertible additional amounts on account of any such deduction or withholding required pursuant to FATCA.

References in this prospectus to principal of (and premium, if any, on) and interest on contingent convertible securities will be deemed also to refer to any contingent convertible additional amounts which may be payable under the foregoing provisions.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

Modifications of, and amendments to, the contingent convertible securities indenture with respect to the contingent convertible securities of a series may be made by us and the trustee, without the consent of the holders of the contingent convertible securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the contingent convertible securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding contingent convertible security affected thereby:

•	change the principal amount of, or any premium or rate of interest with respect to, any contingent convertible security;

•	change our obligation, or any successor’s, to pay contingent convertible additional amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the contingent convertible securities indenture or to waive compliance with certain provisions of the contingent convertible securities indenture and any past contingent convertible event of default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent convertible securities indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the contingent convertible securities indenture relating to the waiver of any past contingent convertible event of default or covenants, except as otherwise specified.

The holders of not less than a majority in principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the contingent convertible securities indenture before the time for such compliance.

In addition, material variations in the terms and conditions of contingent convertible securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordination

Payment of the principal of (and premium, if any) and interest, if any, on a series of contingent convertible securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Contingent Convertible Events of Default

Unless the relevant prospectus supplement provides otherwise, a “contingent convertible event of default” with respect to the contingent convertible securities will result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the contingent convertible securities, if a contingent convertible event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities (and any accrued but unpaid interest) to be due and payable immediately. However, if the contingent convertible event of default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences will be rescinded.

Other than the limited remedies specified above, on the occurrence of a contingent convertible event of default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto; provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses will survive any such contingent convertible event of default and will not be subject to any subordination provisions applicable to the contingent convertible securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities in response to such contingent convertible event of default under the provisions of the contingent convertible securities indenture and provided that any payments on the contingent convertible securities of such series are subject to the subordination provisions set forth in the contingent convertible securities indenture.

Waiver of Contingent Convertible Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive any past contingent convertible event of default or default under the contingent convertible securities indenture with respect to contingent convertible securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any installment of interest on any contingent convertible securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding contingent convertible security affected by it. Upon any such waiver, such contingent convertible event of default or default will cease to exist, and any contingent convertible event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other contingent convertible event of default or default or impair any right consequent thereon.

Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of contingent convertible securities, by their acceptance thereof, and the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the contingent convertible securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of contingent convertible securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a contingent convertible event of default has occurred and remains uncured.

•	The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee take action because of the contingent convertible event of default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the contingent convertible securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the contingent convertible securities and the contingent convertible securities indenture and, if applicable, the provisions for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no contingent convertible event of default or default, and no event that, after notice or lapse of time, or both, would become a contingent convertible event of default or default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of contingent convertible securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided that:

•	the successor entity expressly assumes such obligations by an amendment to the contingent convertible securities indenture, in a form satisfactory to the trustee, and we will, by an amendment to the contingent convertible securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the contingent convertible securities of such series) all of such successor entity’s obligations under the contingent convertible securities of such series and the contingent convertible securities indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the contingent convertible securities indenture and as described under the section headed “Additional Amounts,” references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the contingent convertible securities indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the contingent convertible securities indenture and as described under the section headed “Additional Amounts” (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom);

•	immediately after giving effect to such assumption of obligations, no contingent convertible event of default or default and no event which, after notice or lapse of time or both, would become a contingent convertible event of default or default with respect to contingent convertible securities of such series will have occurred and be continuing; and

•	such assumption occurs in accordance with applicable law and regulations (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA).

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the contingent convertible securities indenture with respect to the contingent convertible securities of such series with the same effect as if the successor entity had been named under the contingent convertible securities indenture.

Trustee’s Duties

Except during the continuance of a contingent convertible event of default, the trustee will only be liable for performing those duties specifically set forth in the contingent convertible securities indenture. In the event a contingent convertible event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the contingent convertible indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If a contingent convertible event of default occurs and is continuing with respect to the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities will have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a contingent convertible event of default with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any contingent convertible event of default it knows about, unless the contingent convertible event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determines in good faith that withholding of notice is in the interest of the holders.

Agreement with Respect to the Exercise of UK Bail-in Power

The contingent convertible securities will be subject to the exercise of any UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the contingent convertible securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the contingent convertible securities or the contingent convertible securities indenture or any other agreements, arrangements or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority and (b) the variation of the terms of the contingent convertible securities or the contingent convertible securities indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the contingent convertible securities.

Governing Law

Except as stated above, the contingent convertible securities indenture and the contingent convertible securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordination”.

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the contingent convertible securities indenture or the contingent convertible securities of any series and have appointed HSBC North America Holdings Inc. as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The dollar preference shares will be offered and sold solely in connection with market-making transactions.

The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares (“preference share ADSs”) of a corresponding series will be summarized in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the “Articles of Association”), shareholders resolutions passed at our annual general meeting (“AGM”) relating to the directors’ authority to allot dollar preference shares and any resolutions adopted by our board of directors or one of its authorized committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

At the 2015 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the UK Companies Act 2006, as amended (the “Companies Act 2006”), to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount. In relation to dollar preference shares, the aggregate nominal amount is US$150,000 (in the form of 15,000,000 non-cumulative preference shares of $0.01 each). This authority will expire at the conclusion of the 2016 AGM or at the close of business on June 30, 2016, whichever is earlier. We then will need to seek a new general authority to allot shares.

Pursuant to this general authority to allot, and in accordance with the powers granted to them by our Articles of Association, our board of directors or a committee authorized by it can authorize the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in the Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

The dollar preference shares of any series are issued in registered form and deposited with The Bank of New York Mellon, the depositary, against the issuance of American depositary shares, evidenced by American depositary receipts (“ADRs”), upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by preference share ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of preference share ADSs. These preference share ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See “Description of Preference Share ADSs.”

The holder can transfer title to dollar preference shares of any series by transfer and registration on the register for the dollar preference shares of the relevant series kept by the registrar at its office in the United Kingdom. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation—UK Taxation—Stamp Taxes.” Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to its particular series of shares, including:

•	the designation of the dollar preference shares of such series and number of shares offered in the form of preference share ADSs;

•	the liquidation value per share of the dollar preference shares of such series;

•	the price at which the dollar preference shares of such series will be issued;

•	the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

•	any redemption provisions; and

•	any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of such series.

Dividends

The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

The declaration and payment of dividends on each series of dollar preference shares will be subject to the sole and absolute discretion of our board of directors. Our board of directors will not, however, declare and pay dividends on each series of dollar preference shares on each dividend payment date where, in our opinion:

•	payment of the dividend would cause us not to meet applicable capital adequacy requirements of the PRA; or

•	the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required, first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of such series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of such series are paid for any future dividend period.

We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York Mellon as holder of the dollar preference shares underlying the preference share ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of preference share ADSs, see “Description of Preference Share ADSs—Share Dividends and Other Distributions.”

If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of such series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of such series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of such series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of such series are not paid in full, the holders of the dollar preference shares of such series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of such series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

Subject to the Companies Act 2006, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of such series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of such series. In respect of each dollar preference share redeemed, we will pay in dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

•	the redemption date;

•	the particular dollar preference shares to be redeemed;

•	the redemption price; and

•	the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the notice of redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including the Companies Act 2006 and US federal securities laws) and applicable regulations of the Financial Conduct Authority in its capacity as the United Kingdom Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing PRA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the PRA.

Voting Rights

The holders of the dollar preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we have paid in full the dividends on the dollar preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person will have one vote and on a poll each holder of dollar preference shares present in person or by proxy will have one vote per share.

In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights.”

Variation of Rights

The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of not less than three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of not less than three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

An extraordinary resolution requires the approval of not less than three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF PREFERENCE SHARE ADSs

General

The following is a summary of the material provisions of the deposit agreement relating to preference share ADSs, as evidenced by ADRs (the “preference share ADRs deposit agreement”), among us, The Bank of New York Mellon, as the depositary (“BNYM” or the “depositary”), and all holders and beneficial owners from time to time of ADRs issued under that agreement. References in this section to “ADSs” refer to preference share ADSs.

This summary is subject to and qualified in its entirety by reference to the preference share ADRs deposit agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the preference share ADRs deposit agreement. Copies of the preference share ADRs deposit agreement is available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York, 10286.

American Depositary Receipts

The depositary will deliver ADSs evidenced by ADRs. Each ADS will represent ownership interests in one (or a fraction or a multiple of one) dollar preference share and the rights attributable to one (or a fraction or a multiple of one) dollar preference share that we will deposit with the custodian, which is currently BNYM. Each ADS will also represent securities, cash or other property deposited with BNYM but not distributed to holders of ADSs.

As BNYM will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights attributable to dollar preference shares through BNYM, subject to the provisions of the preference share ADRs deposit agreement. The preference share ADRs deposit agreement sets out the obligations of BNYM.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

The depositary will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

•	Cash. The depositary will convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in dollars, into dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the preference share ADRs deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The depositary will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that the depositary make this distribution and if we furnish it promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If the depositary does not distribute additional cash or ADSs, each ADS will also represent the new shares.

•	Rights to Purchase Additional Shares. If we offer holders of securities any rights, including rights to subscribe for additional shares, the depositary may take actions necessary to make these rights available to you. We must first instruct the depositary to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions and the depositary determines that it is practical to sell the rights, it may sell the rights and allocate the net proceeds to ADS holders’ accounts. The depositary may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, upon instruction from you it will exercise the rights and purchase the dollar preference shares on your behalf. The depositary will then deposit such dollar preference shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any charges the rights require you to pay.

US securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs delivered after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

•	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is equitable and practical. If, in the depositary’s opinion, it cannot make the distribution in that way, the depositary may adopt another method of distribution that it considers to be equitable and practical—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary deliver ADSs?

The depositary will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The depositary will deliver additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to the depositary of any necessary approvals of the governmental agency in the United Kingdom, if any, which is responsible for regulating currency exchange at that time. If required by the depositary, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, the depositary will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York Mellon is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the preference share ADRs deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How Do ADS Holders Cancel an ADS and Obtain Dollar Preference Shares?

You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of the depositary. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, the depositary will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, the depositary may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by the depositary.

Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges;

•	compliance with any US or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

•	any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the preference share ADRs deposit agreement.

Redemption of ADSs

If we exercise our right to redeem the dollar preference shares of a particular series, the depositary will deliver for redemption dollar preference shares that have been deposited with it and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent the depositary receives them, it will distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the preference share ADRs deposit agreement and will deliver new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York Mellon may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, the depositary will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How Do You Vote?

If you are an ADS holder on a record date fixed by the depositary, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

If we ask for your instructions, the depositary, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

•	include all information included with the meeting notice sent by us to the depositary;

•	include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

•	explain how you may instruct the depositary to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, the depositary must receive them on or before the date specified in the instructions. The depositary will try, to the extent practical, subject to applicable law and the provisions of the Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The depositary will only vote, or attempt to vote, as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your dollar preference shares or other deposited securities underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your dollar preference shares or other deposited securities underlying your ADSs are not voted as you requested.

Inspection of Transfer Books

The depositary will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the preference share ADRs deposit agreement or the ADSs.

Reports and Other Communications

The depositary will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by it as the holder of the deposited securities and are generally available to our shareholders. At our written request, the depositary will also send copies of reports, notices and communications to you.

Fees and Expenses

The depositary will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are delivered or holders of ADRs, as applicable:

For:	ADS holders must pay:
• each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	• $5.00 or less per 100 ADSs or portion thereof

• each cancellation of an ADS, including if the preference share ADRs deposit agreement terminates	• $5.00 or less per 100 ADSs or portion thereof

• transfer and registration of shares on our share register to or from the name of the depositary or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares	• registration or transfer fees

For:	ADS holders must pay:
• distribution of securities	• an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited

• conversion of foreign currency to dollars	• expenses of the depositary

• cable, telex and facsimile transmission expenses, if expressly provided in the preference share ADRs deposit agreement	• expenses of the depositary

• servicing of dollar preference shares of any series or other deposited securities	• expenses of the depositary

• as necessary

•    taxes and governmental charges which the depositary or the custodian has to pay on any ADS or dollar preference share underlying an ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The depositary may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the par or nominal value of any of the dollar preference shares,

•	reclassify, split or consolidate any of the dollar preference shares,

•	distribute securities on any of the dollar preference shares that are not distributed to you, or

•	recapitalize, reorganize, merge, amalgamate, consolidate, sell our assets or take any similar action,

then the cash, shares or other securities received by the depositary will become new deposited securities under the preference share ADRs deposit agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The depositary may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Preference Share ADRs Deposit Agreement

How May the Preference Share ADRs Deposit Agreement Be Amended?

We may agree with the depositary to amend the preference share ADRs deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective 30 days after the depositary notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How May the Preference Share ADRs Deposit Agreement Be Terminated?

The depositary will terminate the preference share ADRs deposit agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The depositary may also terminate the agreement after notifying you if it informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

If any ADSs remain outstanding after termination, the depositary will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the preference share ADRs deposit agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

At any time after one year after termination of the preference share ADRs deposit agreement, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any cash it is holding under the preference share ADRs deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, the depositary.

Any amendment or termination of the preference share ADRs deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of the depositary by another depositary or the termination of the preference share ADRs deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the preference share ADRs deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

The preference share ADRs deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the preference share ADRs deposit agreement, without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law, any provision of the Articles of Association or circumstances beyond our or the depositary’s control from performing our or the depositary’s obligations under the agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the preference share ADRs deposit agreement;

•	have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the preference share ADRs deposit agreement on your behalf or on behalf of any other party unless we are indemnified to our satisfaction;

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom we believe in good faith is competent to give us that advice or information; and

•	are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

In the preference share ADRs deposit agreement, we and the depositary agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, the depositary may require:

•	payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of the depositary;

•	production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

•	compliance with regulations which the depositary may establish from time to time consistent with the preference share ADRs deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of the depositary are closed or at any time if it or we think it advisable to do so.

Pre-Release of ADSs

In certain circumstances, subject to the provisions of the preference share ADRs deposit agreement, the depositary may deliver ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The depositary may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to the depositary. The depositary may receive ADSs instead of the dollar preference shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

•	the pre-release must be fully collateralized with cash or collateral the depositary considers appropriate; and

•	The depositary must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that the depositary considers appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The preference share ADRs deposit agreement and the ADRs evidencing the ADSs are governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles.

DESCRIPTION OF ORDINARY SHARES

HSBC Holdings’ ordinary shares of nominal value $0.50 each (the “shares”) will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities).

The following is a summary of the material terms of the shares, as set out in the Articles of Association and relevant provisions of the Companies Act 2006. Holders of the shares (the “shareholders”) are encouraged to read the Articles of Association and shareholders’ resolutions passed at HSBC Holdings’ AGM relating to the authority of our board of directors (the “board”) to allot shares. A copy of the Articles of Association has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

At the 2015 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the Companies Act 2006 to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount.

Subject to certain specified limitations described below, the board was given the authority to allot shares (a) up to an aggregate nominal amount of $1,923,509,680, including for the allotment of shares and rights to subscribe for, or to convert any security into, shares pursuant to the terms of any share plan for employees of HSBC, (b) up to an aggregate nominal amount of $3,205,849,467 in connection with (i) an offer or invitation to (x) shareholders, in proportion to the respective number of shares held by them, and (y) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (ii) any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association, (c) comprising equity securities (as defined in section 560 of the Companies Act 2006) up to an aggregate nominal amount of $6,411,698,934 in connection with a rights issue to (i) shareholders, in proportion to the respective number of shares held by them, and (ii) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (d) up to an aggregate nominal amount of £150,000 (in the form of 15,000,000 non-cumulative preference shares of £0.01 each), €150,000 (in the form of 15,000,000 non-cumulative preference shares of €0.01 each) and US$150,000 (in the form of 15,000,000 non-cumulative preference shares of US$0.01 each). However, (i) no more than $3,205,849,467can be allotted or granted under clauses (a) and (b) on a combined basis, (ii) no more than $6,411,698,934 can be allotted under clauses (a), (b) and (c) on a combined basis and (iii) otherwise than pursuant to an allotment or grant pursuant to clauses (b), (c) and (d) or an allotment or grant pursuant to the terms of any share plan for employees of HSBC, the nominal amount of shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted by the board wholly for cash cannot in aggregate exceed $480,877,420.

In addition, the board was given the authority to allot shares up to an aggregate nominal amount of $1,813,500,000 in relation to any issue by HSBC Holdings of contingent convertible securities that automatically convert into or are exchanged for shares in prescribed circumstances. See “Description of Contingent Convertible Securities.”

These authorities will expire at the earlier of the conclusion of the 2016 AGM or at the close of business on June 30, 2016, following which we will need to seek a new general authority to allot shares.

HSBC Holdings maintains a principal share register in London and overseas branch share registers in Bermuda and Hong Kong.

Voting

Unless otherwise required by the Companies Act 2006 or the Articles of Association, the shareholders vote by ordinary resolution (such as for the election of directors, the declaration of a dividend, the appointment of auditors or the grant of authority to allot shares) at general meetings.

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, HSBC Holdings may, pursuant to the Uncertificated Securities Regulations 2001 (as amended) (the “Regulations”), specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members of HSBC Holdings kept pursuant to the Companies Act 2006 (the “Principal Register”) or a register of members resident in Hong Kong (the “Hong Kong Branch Register”) or a register of members resident in any such other countries or territories that the board may from time to time, in its sole discretion, determine (together with the Hong Kong Branch Register, the “Overseas Branch Registers”) in order to have the right to attend or vote at the meeting.

Subject to the restrictions referred to under “Restrictions on Voting” and any special voting rights or restrictions attached to any class of shares, ordinary resolutions will be decided on a show of hands by a simple majority of shareholders present and voting at the meeting where each shareholder has one vote, regardless of the number of shares held, unless a poll is demanded. On a poll, every holder who is present in person or by proxy and entitled to vote will have one vote for each share held. Holders of record of shares may appoint a proxy to attend and vote on their behalf.

The chairman of the meeting has the casting vote in the event of a tie in either a show of hands or poll vote, in addition to any other vote he may have.

HSBC Holdings will send out written notice at least 21 days before an annual general meeting or a general meeting convened to consider a special resolution, and at least 14 days before all other general meetings. For general meetings to be valid, at least three shareholders entitled to vote must be present in person or by proxy.

For the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a general meeting, the board may make from time to time such arrangements as the board, in its absolute discretion, considers to be appropriate. In any such case, the board will direct that the meeting be held at a specified place, where the chairman of the meeting will preside, and make arrangements for simultaneous attendance and participation by shareholders and proxies at other locations. The chairman of a general meeting has express authority to interrupt or adjourn the meeting if, in his opinion, it has become necessary to do so in order to secure the proper conduct of the meeting. Annual general meetings are to be held at such time and in such place as the board may determine.

A corporate shareholder may appoint a representative to attend and vote at a general meeting on its behalf.

Disclosure of Interests in Shares

The Disclosure and Transparency Rules of the UK Financial Conduct Authority require any person to notify HSBC Holdings and the UK Financial Conduct Authority if the voting rights held by such person through its direct or indirect holding of shares or certain financial instruments reach, exceed or fall below 3% and each 1% threshold thereafter up to 100%. For the purposes of determining whether a person has such a notification obligation, certain voting rights in HSBC Holdings may be disregarded under the Disclosure and Transparency Rules.

Section 793 of the Companies Act 2006 gives HSBC Holdings the power to require persons whom it believes to be, or to have been within the previous three years, interested in its voting shares to disclose prescribed particulars of those interests. Under Section 794 of the Companies Act 2006, and Article 85 of the

Articles of Association, failure to supply the information required may lead to disenfranchisement of the relevant shares and, where those shares represent at least 0.25% of the shares in issue, a prohibition on their transfer and receipt of dividends and other payments in respect of those shares.

A similar power is given to HSBC Holdings by the Securities (Disclosure of Interests) Ordinance, which applies to companies listed on the Stock Exchange of Hong Kong (“SEHK”).

Restrictions on Voting

Any shareholder (or any other person appearing to be interested in the shares) who has been served with a notice under section 793 of the Companies Act 2006, as described above, and has not given HSBC Holdings any information required by the notice within 14 days from receiving the notice, will not be entitled to be present or to vote either personally or by proxy at a general meeting, unless the directors determine that this restriction should not apply.

A shareholder can vote (whether in person or by proxy) and exercise other rights or privileges as a shareholder only if he has paid all calls or other amounts presently due.

Dividends and Other Distributions

HSBC Holdings may declare dividends by ordinary resolution, but it may not pay dividends in excess of the amount recommended by its board. Except as otherwise provided by the terms of issue or special rights of any shares, dividends are declared and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividends are paid. The board may declare and pay interim dividends as appears to the board to be justified by the profits available for distribution. Dividends declared but not yet paid do not bear interest. The board may deduct from any dividend declared but not yet paid to any person any amounts due from that person to HSBC Holdings on account of calls or otherwise in relation to the shares. The board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the board may determine, offer to any holder of shares the right to elect to receive shares of the same or a different currency, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution.

On any distribution by way of capitalisation, the amount to be distributed will be appropriated among the shareholders (whether or not fully paid) in proportion to their holdings of shares and such amount will be applied on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them, or in paying up in full unissued shares or debentures of HSBC Holdings of a nominal amount equal to that amount, and the shares or debentures will be allotted to those shareholders.

All dividends will be apportioned and paid proportionately to the percentage of the nominal amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it will rank for dividend as from a particular date, it will rank for dividend accordingly. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency as the board may determine. If and whenever the shares on which a dividend is declared are denominated in different currencies, the dividend will be declared in a single currency.

Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend may be forfeited and revert to HSBC Holdings. No dividends or other monies payable on or in respect of a share will bear interest against HSBC Holdings.

Liquidation Rights

Shares rank pari passu with each other in all respects. If HSBC Holdings is wound up, after payment of all liabilities, preferred shares and the deduction of any provision made under section 719 of the Companies Act

2006 or section 187 of the Insolvency Act 1986 (which enables the liquidator to make payments to employees or former employees on the cessation or transfer of HSBC Holdings’ business), the remaining assets available for distribution to holders of the shares will be distributed among the shareholders in proportion to the number of shares that they hold. On the date of the distribution, the amount paid to any shareholder whose shares are not fully paid up will be reduced to reflect the amount owed. After receiving approval of the shareholders by an extraordinary resolution and meeting any legal requirements, the liquidator may divide the assets in kind among the shareholders in the manner that it sees fit.

Untraced Shareholders

HSBC Holdings can sell any shares of a holder (including any further shares issued in respect of those shares) if such holder has not cashed any cheque, order or warrant payable and HSBC Holdings has not received any communication in respect of the shares from the relevant shareholder (or other person entitled to the shares) for a period of 12 years during which at least three dividends were payable with respect to the shares. HSBC Holdings must advertise its intention to sell the shares in newspapers published in the United Kingdom and one newspaper circulating in the area of the address on the register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 167.3 of the Articles of Association (unless any such address is in Hong Kong), and in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong (in the manner specified in the Articles of Association) and inform the stock exchanges on which the shares and HSBC Holdings’ American depository shares are listed and traded.

HSBC Holdings may then sell the shares if it does not receive any response from the shareholder within three months of publishing the advertisements. After selling the shares, HSBC Holdings will owe the former shareholder (or other person previously entitled to the shares) only the sale amount, without interest.

Transfer of Shares

The shares may be transferred by an instrument in any usual form or in any other form approved by the board. The board may refuse, in their absolute discretion, to register a transfer, unless:

•	the ordinary shares are fully paid (provided that the board will not refuse to register a transfer if to do so would prevent dealing in the shares taking place on an open and proper basis);

•	it is duly stamped (if required);

•	it is duly presented for registration together with the share certificate and other evidence of title as the board reasonably require;

•	it is in respect of only one class of shares;

•	it is in favor of a single transferee or not more than four joint transferees; and

•	HSBC Holdings has no lien on the shares.

Moreover, a transfer of shares will not be registered if the holder has failed to provide the required particulars as described under “Disclosure of Interests in Shares.”

The transferor will remain the holder of the shares concerned until the name of the transferee is entered in the share register in respect of the transfer.

If the board refuses to register a transfer of a share, it must inform the transferee of its refusal within two months of receiving the transfer request, together with the reasons for the refusal. The board must return the refused instrument of transfer to the person depositing it, except in the case of suspected fraud.

The registration of transfers may be suspended at any time and for any periods as the board may determine.

Unless expressly provided by the Articles of Association or required by law or court order, HSBC Holdings cannot recognize any person other than the registered holder of a share as the owner of such share.

The board is required to keep the following registers of its members:

•	in the UK, the Principal Register;

•	in Hong Kong, the Hong Kong Branch Register; and

•	the Overseas Branch Registers.

Subject to applicable law, any class of shares may be held, registered, converted to, transferred or otherwise dealt with, in uncertificated form or certificated form and converted from uncertificated form to certificated form in accordance with the Regulations and the practices instituted by Euroclear UK & Ireland Limited, or such other person as may from time to time be approved by Her Majesty’s Treasury under the Regulations as operator of the relevant system.

Variation of Class Rights and Alteration of Share Capital

Subject to the provisions of the Companies Act 2006, the consent in writing of the holders of at least three-quarters in nominal value of the issued shares in a class, or the sanction by the shareholders of that class of a special resolution passed at a separate general meeting, is required to vary or abrogate the rights of the class, unless otherwise provided by the terms of issue of the shares of that class. Two persons holding or representing by proxy at least one-third of the nominal amount of the shares of the relevant class must be present for the separate general meeting to be valid (except at an adjourned meeting, at which the quorum will be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll. The issuance of new shares ranking in priority to, or pari passu with, an existing class of shares is not considered to be a “variation” in the rights of already existing shares, unless the existing shares provide so expressly.

HSBC Holdings may also vary or abrogate rights attached to the shares by a special resolution without the separate consent or sanction of the holders of any class of shares so long as the rights attached to all the shares are varied or abrogated in the same manner and to the same extent.

HSBC Holdings may issue shares with rights or restrictions as it sees fit, including redeemable shares, so long as it does so in accordance with the Companies Act 2006 and the Articles of Association and without reducing any rights attached to any existing shares.

As a matter of English law, HSBC Holdings may:

•	by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person; and

•	by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Pre-emptive Rights

As HSBC Holdings is a company incorporated in the United Kingdom, in general, its shareholders have automatic pre-emptive rights pursuant to section 561 of the Companies Act 2006. However, these pre-emptive rights can be overridden by a special resolution of shareholders.

Lien on Shares

HSBC Holdings has a lien on shares which are not fully paid (to the extent permitted by the Companies Act 2006). The board may waive the lien in whole or in part, or temporarily, and may sell shares subject to a lien as it sees fit. On the terms set out in the Articles of Association, the board is entitled to sell a share subject to the lien only after giving 14 days’ notice of its intent to sell in default. The proceeds of sale will first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Calls

From time to time the board may make calls on the shareholders for any amounts unpaid on the shares. These calls must be made with 14 days’ notice specifying the time, place and manner of payment, which may include payment in installments. The person on whom a call is made remains liable for the call despite any subsequent transfer of the shares on which the call was made. The joint holders of a share are jointly and severally liable for the payment of all calls.

Shareholders who have not paid all calls (and any accrued interest) due are not entitled to receive a dividend or vote at shareholders’ meetings either in person or by proxy (except as proxy for another member), are not counted as present and may not form part of a quorum.

Forfeiture of Shares

If any shareholder does not pay any part of any call on or before the payment date, the board may send the shareholder a notice of the amount unpaid (including interest and other costs and expenses incurred by HSBC Holdings) and if the shareholder does not pay the amount owed on a date not less than 14 days after receiving the notice, the board, by resolution, may forfeit the relevant share at any time before full payment is made. The forfeited share and any dividends declared or other monies payable in respect of the forfeited share will then become the property of HSBC Holdings. A shareholder whose shares have been forfeited will cease to be a shareholder in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to HSBC Holdings all monies which at the date of forfeiture were presently payable together with interest without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Purchase of Shares

HSBC Holdings can purchase any of its own shares of any class, including any redeemable shares, in any manner that it deems fit, subject to the provisions of the Companies Act 2006, the Hong Kong Code on Share Repurchases, the Exchange Act, the listing rules of the UKLA, the SEHK and the New York Stock Exchange and the Articles of Association.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

There are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the shares in the Articles of Association. However, pursuant to the City Code on Takeovers and Mergers, subject to certain exemptions a mandatory offer must be made for our shares where a bidder together with any concert parties acquires an interest in shares carrying 30% or more of the voting rights carried by our shares; or if a bidder, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights carried by our shares increases the percentage of shares carrying voting rights in which they are interested. Such mandatory offer must be made in cash (or be accompanied by a cash alternative) and be at a level of no less than the highest price paid by the bidder or any concert party for any interest in shares of the relevant class during the 12 months prior to the announcement of the offer. In addition, the Companies Act 2006 provides a bidder with a right to squeeze out minority shareholders (section 979 of the Companies Act 2006) and minority shareholders with a right to be bought out (section 983 of the Companies Act 2006), in each case where such bidder has acquired, or has unconditionally contracted to acquire, both 90% in value of our shares and 90% of the voting rights carried by the shares.

TAXATION

This section discusses (i) material UK tax consequences of the ownership of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities and debt securities by certain beneficial holders thereof, and (ii) material US federal income tax consequences of the ownership of the dollar preference shares, preference share ADSs and debt securities by certain beneficial holders thereof. This section does not discuss material US federal income tax consequences of owning contingent convertible securities and ordinary shares. Material US federal income tax consequences of owning contingent convertible securities and ordinary shares will be described in the relevant prospectus supplement.

This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the United Kingdom for UK tax purposes at any material time (an “Eligible US Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities, as applicable, and of any dividends or interest that you receive;

•	an individual resident or citizen of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

•	not also a resident of the United Kingdom for UK tax purposes.

If you hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in connection with the conduct of business or the performance of personal services in the United Kingdom or otherwise in connection with a branch, agency or permanent establishment in the United Kingdom, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold dollar preference shares, preference share ADSs, or debt securities and, in the case of the UK tax disclosure only, ordinary shares or contingent convertible securities, as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for US federal income tax purposes, persons that control (directly or indirectly) 10% or more of our voting stock or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and US persons whose functional currency is not the US dollar. In addition, this discussion does not address any aspects of the Medicare contribution tax on net investment income. Furthermore, this summary does not address the tax treatment of the debt securities and contingent convertible securities following any exercise of the UK bail-in power by the relevant UK resolution authority.

This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments (other than contingent convertible securities) that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular security.

The statements regarding US and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date of this prospectus. These laws and practices are subject to change without notice, possibly with retrospective effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

For purposes of the Treaty and the US Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of ADSs will be treated as owners of the underlying shares. Deposits and withdrawals of shares in exchange for ADSs will not result in the realization of gain or loss for US federal income tax purposes.

UK Taxation

Taxation of Debt Securities and Contingent Convertible Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities or contingent convertible securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security or a contingent convertible security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities or contingent convertible securities are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange, the London Stock Exchange and the Irish Stock Exchange are currently recognized for these purposes. Debt securities and contingent convertible securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the Main Market or Professional Securities Market of the London Stock Exchange. Debt securities and contingent convertible securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Debt securities and contingent convertible securities will be treated as listed on the Irish Stock Exchange if they are (i) included in the Official List of the Irish Stock Exchange and (ii) admitted to trading on the Main Securities Market or Global Exchange Market of the Irish Stock Exchange.

In other cases (save as may be described in the relevant prospectus supplement), interest would be paid after deduction of UK income tax at the rate of 20%, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on a debt security or a contingent convertible security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security or a contingent convertible security.

Taxation of Ordinary Shares, Dollar Preference Shares and Preference Share ADSs

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on ordinary shares, dollar preference shares and preference share ADSs representing them.

Payments of dividends on ordinary shares, dollar preference shares and preference share ADSs will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on any capital gain realized on the disposal (including redemption) of an ordinary share, dollar preference share or preference share ADS.

Stamp Taxes

Debt Securities and Contingent Convertible Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities and contingent convertible securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of debt securities or contingent convertible securities will summarize the applicable UK stamp duty and stamp duty reserve tax treatment.

Ordinary Shares, Dollar Preference Shares and Preference Share ADSs. UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of transfers of, or agreements to transfer, the ordinary shares or the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire ordinary shares or dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

No UK stamp duty or stamp duty reserve tax will be payable on the issue of ordinary shares or dollar preference shares.

In practice, no UK stamp duty should be payable on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer or written agreement to transfer are executed and remain at all times outside the United Kingdom. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

Inheritance Tax

An ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security except in certain cases where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

Provision of Information

Information relating to securities may be required to be provided to HMRC in certain circumstances pursuant to certain domestic and international reporting and transparency regimes. This may include (but is not limited to) information relating to the value of the securities, amounts paid or credited with respect to the securities, details of the holders or the beneficial owners of the securities (or the persons for whom the securities are held), details of the persons who exercise control over entities that are, or are treated as, holders of the securities, details of the persons to whom payments derived from the securities are or may be paid and information and documents in connection with transactions relating to the securities. Information may be required to be provided by, amongst others, the issuer, the holders of the securities, persons by or through whom payments derived from the securities are made or credited or who receive such payments (or who would be entitled to receive such payments if they were made), persons who effect or are a party to transactions relating to the securities on behalf of others and certain registrars or administrators. Accordingly, in order to enable these requirements to be met, holders of the securities may be required to provide information to the issuer or to other persons. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

EU Savings Directive and Directive on Administrative Cooperation in the Field of Taxation Under Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), each Member State of the European Union was required to provide to the tax authorities of another such Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. The Savings Directive was, however, repealed with effect from January 1, 2016 in the case of Member States other than Austria and will be repealed with effect from January 1, 2017 in the case of Austria. Austria will, until January 1, 2017 (unless during such period it elects otherwise), operate a withholding system in relation to such payments instead of an information reporting system. The rate of withholding is 35%. However, the beneficial owner of the interest (or similar income) payment may elect that certain provision of information procedures should be applied instead of withholding, provided that certain conditions are met.

The repeal of the Savings Directive is to prevent overlap with the new mandatory automatic exchange of financial account information being implemented under Council Directive 2011/16/EU on Administrative Cooperation in the Field of Taxation (as amended) (the “DAC”). The DAC is generally broader in scope than the Savings Directive, although it does not impose withholding taxes.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures to the Savings Directive. Some of those measures have been revised to be aligned with the DAC, and other such measures may be similarly revised in the future.

Investors who are in any doubt as to their position should consult their professional advisers.

The Proposed Financial Transactions Tax (“FTT”)

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the securities (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of securities are advised to seek their own professional advice in relation to the FTT.

US Taxation

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

US Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for US federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of US federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for US federal income tax purposes. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of interest on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting).

In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars at that time.

If you use the accrual method of accounting, you generally must translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Purchase, Sale, or Retirement

Your basis in a senior debt security or dated subordinated debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount (as described below) and reduced by any amortized premium and any payments other than qualified stated interest (as described below). In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not in itself result in taxable gain or loss for an Eligible US Holder.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realized generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. Eligible US Holders of such debt securities should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for US federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The stated redemption price at maturity of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to Eligible US Holders of any such debt securities in the relevant prospectus supplement.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.)

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)	translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in US dollars. Also, exchange gain or loss will be recognized when the original issue discount is paid or when you dispose of the discount security as accrued original issue discount is treated as accrued interest for purposes of determining an Eligible US Holder’s exchange gain or loss. See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisers with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Taxation of Dollar Preference Shares, Preference Share ADSs and Undated Subordinated Debt Securities

US Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. The discussion of US federal income tax consequences in this section assumes that the undated subordinated debt securities will be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Dividend

If we pay dividends (including interest on undated subordinated securities for this purpose), you must include those dividends in your income when you receive them without regard to your method of tax accounting. The dividends are expected to be treated as foreign source income. If you receive dividend payments denominated in foreign currency, you should determine the amount of your dividend income by converting the foreign currency into US dollars at the exchange rate in effect on the date of your (or the depositary’s, in the case of preference share ADSs) receipt of the dividend.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends (including interest on undated subordinated securities treated as equity; see “—US Tax Characterization of Undated Subordinated Securities”) received by a non-corporate Eligible US Holder will be subject to US taxation at preferential rates if the dividends are “qualified dividends.” The dividends generally will be qualified dividends if we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for US federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2015 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate in light of your particular situation and regarding the computation of your foreign tax credit, if any, with respect to any qualified dividend income you receive.

Sale, Exchange or Retirement

You will generally recognize capital gain or loss on a sale, exchange or redemption (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realized (excluding any amounts treated as dividends for US federal income tax purposes) and your tax basis in the instrument. You should consult your own tax adviser as to the US federal income tax consequences of a redemption of any redeemable shares (including dollar preference shares) or preference share ADSs. If you acquired a dollar preference share, preference share ADS or undated subordinated debt security as part of a unit comprising more than one share, preference share ADS or undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, preference share ADSs or undated subordinated debt securities for more than one year at the time of disposition. The net amount of long-term capital gain realized by an individual holder generally is subject to taxation at reduced rates. A holder’s ability to offset capital losses against ordinary income is limited.

US Information Reporting and Backup Withholding

Dividends, interest and proceeds from the sale or other disposition of dollar preference shares, preference share ADSs, equity or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient (i) is a corporation or, other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup-withholding rule by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

Foreign Account Tax Compliance Act

As a result of FATCA and related intergovernmental agreements, holders of dollar preference shares, preference share ADSs, equity and debt securities may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners (as described in further detail in “UK Taxation—Provision of Information,” above), which may be reported to the HMRC, and ultimately, the Internal Revenue Service. It is also possible that payments on the dollar preference shares, preference share ADSs, equity and debt securities may be subject to a withholding tax of 30% beginning on January 1, 2019, as a result of FATCA. With respect to securities that are treated as debt for US federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final US Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register. We will not pay additional amounts (as such term is used under “Description of Debt Securities—Additional Amounts”) on account of any withholding tax imposed by FATCA.

FATCA is particularly complex. Each prospective holder of securities should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each holder in its particular circumstance.

UNDERWRITING (CONFLICTS OF INTEREST)

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

In relation to each Member State of the European Economic Area each underwriter, dealer or agent in connection with an offering of securities has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities which are the subject of the offering contemplated by the prospectus, or any prospectus supplement, to the public in that Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer to the public in that Member State:

(a)	if the final terms in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Member State (a “Non-exempt Offer”) following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and the issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter, dealer or agent for any such offer; or

(d)	at any time in other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above will require the issuer or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities represents and agrees that:

(a) in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by the issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Conflicts of Interest

HSBC Securities (USA) Inc., an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by HSBC Securities (USA) Inc., each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of HSBC Holdings plc will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In addition, HSBC Securities (USA) Inc. may use this prospectus in connection with offers and sales related to market-making activities. HSBC Securities (USA) Inc. may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

Market-Making Resales

This prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Holdings plc may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

HSBC Holdings plc does not expect to receive any proceeds from market-making transactions. HSBC Holdings plc does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Holdings plc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSBC Securities (USA) Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSBC Securities (USA) Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and our English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Our consolidated financial statements as at December 31, 2015 and for the year ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 appearing in our Annual Report on Form 20-F for the year ended December 31, 2015 have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Our consolidated financial statements as at December 31, 2014 and for each of the two years ended December 31, 2014 and 2013, appearing in our Annual Report on Form 20-F for the year ended December 31, 2015, have been incorporated by reference and include the effects of the adjustments as described in Note 1A to our consolidated financial statements. KPMG Audit Plc, an independent registered public accounting firm, audited our consolidated financial statements as at December 31, 2014, and for each of the two years ended December 31, 2014 and 2013, before the effects of these adjustments. PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited the adjustments. Our consolidated financial statements as at December 31, 2014, and for each of the two years ended December 31, 2014 and 2013, have been incorporated by reference herein in reliance upon the reports of (1) KPMG Audit Plc, solely with respect to the financial statements before the effects of the adjustments, and (2) PricewaterhouseCoopers LLP, solely with respect to the adjustments, and upon the authority of said firms as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder will under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

72

HSBC Holdings plc

$

Subordinated Debt Securities

Senior Debt Securities

Contingent Convertible Securities

Ordinary Shares

Non-cumulative Dollar-denominated Preference Shares

American Depositary Shares

PROSPECTUS

February     , 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Article 173.1 of the Registrant’s Articles of Association provides:

“Subject to the provisions of the Act, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution and/or discharge of his duties or exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office, provided that this Article 173.1 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 173.1, or any element of it, to be treated as void under the Act.”

The relevant provisions of the Companies Act of 2006 (referred to as the Act in Article 173.1) are sections 205, 206, 232, 233, 234, 235, 236, 463 and 1157. Section 205 provides:

“(1) Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc) for anything done by a company—(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him—(i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or (b) to enable any such director to avoid incurring such expenditure, if it is done on the following terms.

(2) The terms are—(a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of—(i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and (b) that it is to be so repaid or discharged not later than—(i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3) For this purpose a conviction, judgment or refusal of relief becomes final—(a) if not appealed against, at the end of the period for bringing an appeal; (b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4) An appeal is disposed of—(a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.

(5) The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 206 provides:

“Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc) for anything done by a company—(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself—(i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (b) to enable any such director to avoid incurring such expenditure.”

Section 232 provides:

“(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—(a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

Section 233 provides:

“Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

Section 234 provides:

“(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director—(i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—(a) a conviction, judgment or refusal of relief becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 235 provides:

“(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—(a) a conviction becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c.12) that is established under a trust.”

Section 236 provides:

“(1) This section requires disclosure in the directors’ report of—(a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision. Such provision is referred to in this section as “qualifying indemnity provision.”

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.”

Section 463 provides:

“(1) The reports to which this section applies are—(a) the directors’ report, (b) the directors’ remuneration report, and (c) a summary financial statement so far as it is derived from either of those reports.

(2) A director of a company is liable to compensate the company for any loss suffered by it as a result of—(a) any untrue or misleading statement in a report to which this section applies, or (b) the omission from a report to which this section applies of anything required to be included in it.

(3) He is so liable only if—(a) he knew the statement to be untrue or misleading or was reckless as to whether it was untrue or misleading, or (b) he knew the omission to be dishonest concealment of a material fact.

(4) No person shall be subject to any liability to a person other than the company resulting from reliance, by that person or another, on information in a report to which this section applies.

(5) The reference in subsection (4) to a person being subject to a liability includes a reference to another person being entitled as against him to be granted any civil remedy or to rescind or repudiate an agreement.

(6) This section does not affect—(a) liability for a civil penalty, or (b) liability for a criminal offence.”

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against—(a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—(a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Item 9.	Exhibits

Number	Description
1.1	Form of Underwriting Agreement for debt securities.*****

1.2	Form of Underwriting Agreement for contingent convertible securities.*****

3	Memorandum and Articles of Association of HSBC Holdings plc (incorporated by reference to Exhibit 1.1 to HSBC Holdings plc’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 8, 2011).

4.1	Form of Indenture relating to the dated subordinated debt securities.*

4.2	Form of Indenture relating to the undated subordinated debt securities.**

4.3	Form of Indenture relating to the senior debt securities.***

4.4	Form of Indenture relating to the contingent convertible securities.****

4.5	Form of share certificate representing dollar preference shares in registered form.**

4.6	Form of preference share ADRs deposit agreement.**

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.

23.1	Consent of KPMG Audit Plc.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).

23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).

23.5	Consent of C G Singer.

24	Powers of attorney (included on the signature page).

Number	Description
25.1	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for dated subordinated debt securities).

25.2	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for undated subordinated debt securities).

25.3	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for senior debt securities).

25.4	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for contingent convertible securities).

*	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-180288) dated March 22, 2012.
**	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-92024) dated November 25, 2002.
***	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-158065) dated April 16, 2010.
****	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post-Effective Amendment No. 2 to Registration Statement on Form F-3 (File No. 333-180288) dated July 31, 2014.
*****	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333- 202420) dated February 25, 2016.

Item 10.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HSBC Holdings plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on February 25, 2016.

HSBC HOLDINGS PLC

By:	/s/ I J Mackay
Name:	I J Mackay
Title:	Group Finance Director

Know all persons by these presents that each of the undersigned constitutes and appoints each other director, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on February 25, 2016.

By:	/s/ D J Flint
Name:	D J Flint, CBE
Title:	Group Chairman

By:	/s/ S T Gulliver
Name:	S T Gulliver
Title:	Group Chief Executive

By:	/s/ I J Mackay
Name:	I J Mackay
Title:	Group Finance Director

By:	/s/ M M Moses
Name:	M M Moses
Title:	Group Chief Risk Officer

By:	/s/ P D Ameen
Name:	P D Ameen
Title:	Director

By:	/s/ K Casey
Name:	K Casey
Title:	Director

By:	/s/ L Cha
Name:	L Cha
Title:	Director

By:	/s/ Lord J D Evans
Name:	Lord J D Evans
Title:	Director

By:	/s/ J Faber
Name:	J Faber
Title:	Director

By:	/s/ R A Fairhead, CBE
Name:	R A Fairhead, CBE
Title:	Director

By:	/s/ W S H Laidlaw
Name:	W S H Laidlaw
Title:	Director

By:	/s/ I Lee
Name:	I Lee
Title:	Director

By:	/s/ J P Lipsky
Name:	J P Lipsky
Title:	Director

By:	/s/ J R Lomax
Name:	J R Lomax
Title:	Director

By:	/s/ H Miller
Name:	H Miller
Title:	Director

By:	/s/ P van der Meer Mohr
Name:	P van der Meer Mohr
Title:	Director

By:	/s/ Sir S M Robertson
Name:	Sir S M Robertson
Title:	Deputy Chairman and Senior Independent Non-executive Director

By:	/s/ J R Symonds, CBE
Name:	J R Symonds, CBE
Title:	Director

By:	/s/ P Walsh
Name:	P Walsh
Title:	Director

By:	/s/ S Alderoty
Name:	S Alderoty
Title:	Authorized Representative in the United States

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement for debt securities. *****

1.2	Form of Underwriting Agreement for contingent convertible securities. *****

3	Memorandum and Articles of Association of HSBC Holdings plc (incorporated by reference to Exhibit 1.1 to HSBC Holdings plc’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 8, 2011).

4.1	Form of Indenture relating to the dated subordinated debt securities. *

4.2	Form of Indenture relating to the undated subordinated debt securities. **

4.3	Form of Indenture relating to the senior debt securities. ***

4.4	Form of Indenture relating to the contingent convertible securities. ****

4.5	Form of share certificate representing dollar preference shares in registered form. **

4.6	Form of preference share ADRs deposit agreement. **

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.

23.1	Consent of KPMG Audit Plc.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).

23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).

23.5	Consent of C G Singer.

24	Powers of attorney (included on the signature pages).

25.1	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for dated subordinated debt securities).

Number	Description

25.2	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for undated subordinated debt securities).

25.3	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for senior debt securities).

25.4	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for contingent convertible securities).

*	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-180288) dated March 22, 2012.
***	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-92024) dated November 25, 2002.
****	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-158065) dated April 16, 2010.
*****	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post-Effective Amendment No. 2 to Registration Statement on Form F-3 (File No. 333-180288) dated July 31, 2014.
******	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333- 202420) dated February 25, 2016.